As filed with the Securities and Exchange Commission on August 12, 1998
                                                   Registration No. 333-
                                                                        ------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                        ------------------------------

                                   FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                        ------------------------------

                                  CIBER, INC.
            (Exact name of registrant as specified in its charter)
                        ------------------------------

            DELAWARE                                     38-2046833
 (State or other jurisdiction of            (I.R.S. Employer Identification No.)
 incorporation or organization)
                               5251 DTC PARKWAY
                                  SUITE 1400
                          ENGLEWOOD, COLORADO  80111
                                (303) 220-0100
                   (Address of principal executive offices)

                        CIBER, INC. SAVINGS 401(K) PLAN
                             (Full title of plan)
                        ------------------------------
                                                       With copies to:

       MAC J. SLINGERLEND                            WANDA J. ABEL, ESQ.
     CHIEF EXECUTIVE OFFICER                     DAVIS, GRAHAM & STUBBS LLP
  5251 DTC PARKWAY, SUITE 1400                   370 17TH STREET, SUITE 4700
   ENGLEWOOD, COLORADO  80111                      DENVER, COLORADO  80202
         (303) 220-0100                                (303) 892-9400
(Name, address, including zip code, and
 telephone number, including area code,
     of agent for service)
                        ------------------------------

                        CALCULATION OF REGISTRATION FEE

                                                        Proposed maximum         Proposed
                                      Amount to be       offering price      maximum aggregate        Amount of
Title of securities to be registered   registered         per share(1)       offering price(1)    registration fee

Common Stock, par value $0.01      2,000,000 shares(2)      $32.2187            $64,437,400          $19,009.04
per share ("Common Stock")

Interests in The Ciber, Inc.
Savings 401(k) Plan                        (3)                 (4)                  (4)                  (4)

(1)Estimated solely for the purpose of determining the amount of the registration fee pursuant to Rule 457(h), based upon the average of the high and low sales prices of the Company's Common Stock on August 11, 1998 as quoted on The New York Stock Exchange.

(2)Does not include 400,000 shares of Common Stock (as adjusted to reflect the 2 for 1 stock split that occurred in June 1996 and the 2 for 1 stock split that occurred in March 1998) that were registered under a Registration Statement on Form S-8 filed with the Securities and Exchange Commission on July 7, 1994, for a registration fee of $293.10.

(3)Pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of plan interests to be offered or sold pursuant to the CIBER, Inc. Savings 401(k) Plan.

(4)Pursuant to Rule 457(h)(2) under the Securities Act of 1933 no separate fee is required to register plan interests.


As permitted by Rule 429, the Prospectus that contains the information required pursuant to Section 10(a) of the Securities Act, as amended (the "Securities Act"), and that relates to this Registration Statement is a combined Prospectus that also relates to a Registration Statement on Form S-8, filed with the Securities and Exchange Commission on July 7, 1994.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

      CIBER, Inc., a Delaware corporation (the "Company") and the CIBER, Inc. Savings 401(k) Plan (the "Plan") hereby state that the following documents filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated or deemed to be incorporated in this Registration Statement by reference as of their date of filing with the Commission:

      (a) The Company's Annual Report on Form 10-K for the year ended June 30, 1997 filed with the Commission on September 19, 1997 pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

      (b) The Company's Current Report on Form 8-K filed with the Commission on October 15, 1997 pursuant to the Exchange Act.

      (c) The Company's Current Report on Form 8-K filed with the Commission on November 4, 1997 pursuant to the Exchange Act.

      (d) The Company's Quarterly Report on Form 10-Q for the period ended September 30, 1997, filed with the Commission on November 12, 1997.

      (e) The Company's Current Report on Form 8-K filed with the Commission on December 5, 1997 pursuant to the Exchange Act.

      (f) The Company's Current Report on Form 8-K filed with the Commission on January 14, 1998 pursuant to the Exchange Act.

      (g) The Company's Preliminary Proxy Statement for its Annual Meeting of Stockholders filed with the Commission on January 28, 1998 pursuant to the Exchange Act.

      (h) The Company's Preliminary Proxy Statement for its Annual Meeting of Stockholders filed with the Commission on January 30, 1998 pursuant to the Exchange Act.

      (i) The Company's Definitive Proxy Statement for its Annual Meeting of Stockholders filed with the Commission on February 6, 1998 pursuant to the Exchange Act.

      (j) The Company's Quarterly Report on Form 10-Q for the period ended December 31, 1998 filed with the Commission on February 11, 1998 pursuant to the Exchange Act.

      (k) The Company's Current Report on Form 8-K filed with the Commission on March 5, 1998 pursuant to the Exchange Act.

      (l) The Company's Current Report on Form 8-K filed with the Commission on March 12, 1998 pursuant to the Exchange Act.

      (m) The Company's Current Report on Form 8-K filed with the Commission on March 30, 1998 pursuant to the Exchange Act.

      (n) The Company's Quarterly Report on Form 10-Q for the period ended March 31, 1998 filed with the Commission on May 8, 1998 pursuant to the Exchange Act.

      (o) The Plan's Annual Report on Form 11-K filed with the Commission on June 24, 1998 pursuant to the Exchange Act.

      (p) The description of the Company's Common Stock contained in the Company's Registration Statement on Form S-1 (No. 33-74774), filed with the Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), on February 2, 1994 (as amended).

      (q) All other documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered under the Registration Statement have been sold, or deregistering all securities then remaining unsold.

      Any statement contained in a document incorporated by, or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

4.    DESCRIPTION OF SECURITIES.

      Not applicable.

5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.

      None.

6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      The Company's Amended and Restated Certificate of Incorporation and Bylaws provide that the Company will indemnify, to the fullest extent permitted by applicable law as from time to time may be in effect, any person against all liability and expense (including attorneys' fees and settlement costs) incurred by reason of the fact that he is or was a director or officer of the Company, or while serving as a director or officer of the Company, he is or was serving at the request of the

Company as a director, officer, partner or trustee of, or in any similar managerial or fiduciary position of, or as an employee or agent of, another corporation, partnership, joint venture, trust, association, or other entity, or by reason of any action alleged to have been taken or omitted in such capacity. Expenses (including attorneys' fees) incurred in defending an action, suit or proceeding will be paid by the Company in advance of the final disposition of such action, suit, or proceeding to the full extent and under the circumstances permitted by the laws of the State of Delaware. The Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, fiduciary, or agent of the Company against any liability asserted against and incurred by such person in any such capacity or arising out of such person's position, whether or not the Company would have the power to indemnify against such liability under the provisions of the Certificate of Incorporation. With respect to a determination of entitlement to indemnification, the indemnitee is presumed to be entitled to indemnification and the Company has the burden of proof to overcome that presumption.

      The indemnification provided by the Amended and Restated Certificate of Incorporation is not deemed to be exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, statute, or otherwise, and inures to the benefit of their heirs, executors, and administrators. The provisions of the Amended and Restated Certificate of Incorporation do not preclude the Company from indemnifying other persons from similar or other expenses and liabilities as the Board of Directors or the stockholders may determine in a specific instance or by resolution of general application. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

      The foregoing description of certain provisions of the Company's Amended and Restated Certificate of Incorporation and Bylaws is qualified in its entirety by the actual Amended and Restated Certificate of Incorporation and Bylaws of the Company filed as exhibits to the Registration Statement on Form S-1 (No. 33-74774).

7.    EXEMPTION FROM REGISTRATION CLAIMED.

      Not applicable.

8.    EXHIBITS

(a)   Exhibits

      4.1   Amended and Restated Certificate of Incorporation of the Company(1)


     -----------------

     (1) Incorporated by reference from the Company's Registration Statement on Form S-1, as amended, filed with the Commission on February 2, 1994.

      4.2   Bylaws of the Company(1)

      4.3   Form of Common Stock Certificate(1)

      23 Consent of KPMG Peat Marwick LLP.

(b)   Plan Qualification

      The Company has submitted and will submit the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

9.    UNDERTAKINGS

      A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report and the Plan's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on August 11, 1998.


                                          CIBER, INC.


                                          By:   /S/ MAC J. SLINGERLEND
                                             ----------------------------------
                                             Mac J. Slingerlend
                                             Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

    SIGNATURE                              TITLE                  DATE


   /S/BOBBY G. STEVENSON         Chairman and Director
------------------------------
Bobby G. Stevenson                                              August 11, 1998



   /S/MAC J. SLINGERLEND         President/Chief Executive Officer,
------------------------------     Secretary, Treasurer and     August 11, 1998
Mac J. Slingerlend                 Director (Principal
                                   Executive Officer)



   /S/RICHARD A. MONTONI         Executive Vice President/
------------------------------     Chief Financial Officer      August 11, 1998
Richard A. Montoni                 and Director (Principal
                                   Financial Officer)



   /S/CHRISTOPHER L. LOFFREDO    Vice President/Chief
------------------------------     Accounting Officer           August 11, 1998
Christopher L. Loffredo            (Principal Accounting
                                   Officer)

   /S/JAMES A. RUTHERFORD        Director                       August 11, 1998
------------------------------
James A. Rutherford



   /S/JAMES C. SPIRA             Director                       August 11, 1998
------------------------------
James C. Spira



   /S/ROY L. BURGER              Director                       August 11, 1998
------------------------------
Roy L. Burger


                                 Director                       August 11, 1998
------------------------------
James G. Brocksmith, Jr.

                                   PLAN SIGNATURE

      Pursuant to the requirements of the Securities Act of 1933, the CIBER, Inc. Savings 401(k) Plan trustee or other persons who administer the Plan have duly caused this Registration Statement to be signed on behalf of the Plan by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on the 11th day of August, 1998.

                                    CIBER, INC. SAVINGS 401(K) PLAN


                                    By:    /s/ Mac J. Slingerlend
                                       --------------------------------------
                                    Name:      Mac J. Slingerlend
                                         ------------------------------------
                                    Title:     President
                                          -----------------------------------

                                                                     EXHIBIT 23


                            INDEPENDENT AUDITORS' CONSENT



THE BOARD OF DIRECTORS
OF CIBER, INC:


We consent to the incorporation by reference herein of our report dated June 5, 1998, relating to the statements of net assets available for benefits of the CIBER, Inc. Savings 401(k) Plan (the "Plan") as of December 31, 1997 and 1996 and the related statements of changes in net assets available for benefits for the years then ended and the related schedules, which report appears in the December 31, 1997 annual report on Form 11-K of the Plan filed on June 24, 1998. We also consent to the incorporation by reference herein of our report dated August 1, 1997, except as to Note 13(b), which is as of August 21, 1997, relating to the consolidated balance sheets of CIBER, Inc. and subsidiaries as of June 30, 1997 and 1996, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the years in the three-year period ended June 30, 1997, which report appears in the June 30, 1997 annual report on Form 10-K of CIBER, Inc. and which report is no longer appropriate since supplemental consolidated financial statements giving effect to business combinations accounted for as poolings of interests have been included in the Form 8-K of CIBER, Inc. filed on March 30, 1998. We also consent to the incorporation by reference herein of our report dated March 27, 1998, with respect to the supplemental consolidated balance sheets of CIBER, Inc. and subsidiaries as of June 30, 1997 and 1996, and the related supplemental consolidated statements of operations, shareholders' equity and cash flows for each of the years in the three-year period ended June 30, 1997, which report appears in the Form 8-K of CIBER, Inc. filed on March 30, 1998.



                                    /s/ KPMG PEAT MARWICK LLP


Denver, Colorado
August 10, 1998